UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
Killbuck Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-24147	34-1700284

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

165 North Main Street Killbuck, Ohio 44637

(Address of principal executive offices)
Registrant’s telephone number, including area code: (330) 276-2771
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 14, 2011, the Company entered into a Transitional Employment Arrangement (the “Agreement”) with Luther E. Proper, who, effective March 21, 2011, will retire from his positions as the Company’s President and Chief Executive Officer. In general, the Agreement provides that the purpose of the employment arrangement, which will begin on March 22, 2011 and is expected to last no longer than 12 months, is to assist Craig Lawhead in transitioning into his role as the Company’s new Chief Executive Officer. The Agreement provides for compensation consisting of one half of the salary Mr. Proper is receiving as of March 21, 2011, which, annualized, comes to $111,400. In addition, Mr. Proper will be entitled to continue to participate in the same employee benefits as a regular employee.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is provided herewith as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits. The following exhibit is included with this current report on Form 8-K:

Exhibit No.	Description
10.1	Transitional Employment Arrangement with Luther E. Proper.
SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

Killbuck Bancshares, Inc.
Date: March 17, 2011	By:	/s/ Luther E. Proper
Luther E. Proper
President and Chief Executive Officer